EXHIBIT 23.2

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Genetic Vectors, Inc.
Miami, Florida


         We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 19, 1998, relating to the financial statements of Genetic Vectors, Inc., which is contained in Part II of the Registration Statement. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


                                                     /s/ BDO Seidman, LLP
                                                     --------------------------
                                                     BDO Seidman, LLP

Miami, Florida
May 21, 1998